UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2014

KBS LEGACY PARTNERS APARTMENT REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54673	27-0668930
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Renewal of Advisory Agreement
On January 25, 2014, KBS Legacy Partners Apartment REIT, Inc. (the “Company”) renewed its advisory agreement with KBS Capital Advisors LLC (the “Advisor”). The renewed advisory agreement is effective through January 25, 2015; however, either party may terminate the renewed advisory agreement without cause or penalty upon providing 60 days’ written notice. The terms of the renewed advisory agreement are identical to those of the advisory agreement that was previously in effect.
ITEM 8.01 OTHER EVENTS
Fourth Amended and Restated Share Redemption Program
On January 24, 2014, the Company’s board of directors approved a fourth amended and restated share redemption program (the “Amended Share Redemption Program”). The Amended Share Redemption Program will be effective for redemptions under the program on or after February 27, 2014, which is 30 days after filing this Current Report on Form 8-K. Under the Amended Share Redemption Program, the Company may redeem only the number of shares that the Company could purchase with the amount of the net proceeds from the sale of shares under the Company’s dividend reinvestment plan during the prior calender year; provided that the Company may not redeem more than $2.0 million of shares in the aggregate during any calender year. Furthermore, during any calendar year, once the Company has redeemed $1.5 million of shares under the Amended Share Redemption Program, including redemptions in connection with a stockholder’s death, qualifying disability or determination of incompetence, the remaining $0.5 million of the $2.0 million annual limit shall be reserved exclusively for shares being redeemed in connection with a stockholder’s death, qualifying disability or determination of incompetence. In establishing the $2.0 million limitation, the Company's board of directors considered the $2.0 million of redemptions processed during the 2013 calendar year and the cash requirements necessary to effectively manage the Company's assets.
There were no other changes to the Amended Share Redemption Program. The Company’s board of directors may amend, suspend or terminate the program upon 30 days’ notice. The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in the Company’s annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the Company’s stockholders.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Ex.	Description

99.1	Fourth Amended and Restated Share Redemption Program

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS LEGACY PARTNERS APARTMENT REIT, INC.

Dated: January 27, 2014	BY:	/s/ DAVID E. SNYDER
David E. Snyder
Chief Financial Officer, Treasurer and Secretary